AMENDMENT TO

DOLLAR GENERAL CORPORATION

1993 EMPLOYEE STOCK INCENTIVE PLAN

The third paragraph of Section 3 of the Dollar General Corporation 1993 Employee Stock Incentive Plan (the “Plan”) is amended, effective as of November 28, 2006, to read in its entirety as follows:

In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split or other change in corporate structure affecting the Stock, such substitution or equitable adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number and purchase price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as shall be determined solely by the Committee, provided that the number of shares subject to any award shall always be a whole number.  Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.